UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2017

Endurance International Group Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001- 36131	46-3044956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Corporate Drive, Suite 300 Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 852-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 31, 2017, Endurance International Group Holdings, Inc. (the “Company”) issued a press release announcing the final results of the registered exchange offer (the “Exchange Offer”) by EIG Investors Corp. (“EIG Investors Corp.”), a wholly owned subsidiary of the Company, for all of its outstanding 10.875% Senior Notes due 2024 (the “Original Notes”), which were not registered under the Securities Act of 1933, as amended (the “Act”), for an equal principal amount of its 10.875% Senior Notes due 2024, which have been registered under the Act. The Exchange Offer commenced on December 29, 2016 and expired at 5:00 p.m., New York City time, on January 30, 2017.

Wilmington Trust, National Association, acting as exchange agent for the Exchange Offer, advised the Company that all of the $350,000,000 aggregate principal amount of the Original Notes have been validly tendered for exchange, representing 100.00 percent of the principal amount of the outstanding Original Notes. The Company accepted all of the Original Notes validly tendered and not withdrawn.

The press release announcing the final results of the Exchange Offer is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated January 31, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

Date: January 31, 2017	By:	/s/ Marc Montagner
Name: Marc Montagner Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated January 31, 2017.